Exhibit 99.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522

Beijing · Shanghai · Shenzhen · Hong Kong

www.hankunlaw.com

June 8, 2021

To:	Missfresh Limited

3rd Floor, Block A, Vanke Times Center, No.9 Wangjing Street, Chaoyang District

Beijing 100016

The People’s Republic of China

+86 10 5266 5273

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules, judicial interpretations and other legislations of the PRC effective as of the date hereof.

We are acting as PRC counsel to Missfresh Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the NASDAQ Stock Market (the “Listing”).

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below), the Company and appropriate representatives of the Company or the PRC Companies (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)

each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party, and, if a legal person or other entity, in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)

the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)

all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)

all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)

all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“New M&A Rules”	means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange of the PRC, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Company”.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the following opinions as of date hereof:

(1)

Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation”, with respect to the PRC tax laws and regulations or interpretations, are true, correct and accurate in all material respects.

(2)

New M&A Rules. Based on our understanding of the explicit provisions under the PRC Laws, except as disclosed in the Registration Statement, and assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, we are of the opinion that a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the New M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(3)

Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or the directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(4)

PRC Laws. All statements set forth in the Registration Statement under the sections entitled “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation—PRC”, “Enforceability of Civil Liabilities”, “Use of Proceeds”, “Dividend Policy”, “Business”, “Regulations” and “Taxation—People’s Republic of China Taxation”, to the extent that they describe or summarize matters of the PRC Laws, are true, correct and accurate in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

Our	opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)

Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)

PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)

Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)

Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)

This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

(6)

The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies and Governmental Agencies.

(7)

We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Companies

1.	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司)
2.	Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司)
3.	Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司)
4.	Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司)
5.	Jinan Missfresh Venture Capital Co., Ltd. (济南每日优鲜创业投资有限公司)
6.	Tianjin Missfresh E-Commerce Co., Ltd. (天津每日优鲜电子商务有限公司)
7.	Tianjin Missfresh Information Technology Co., Ltd. (天津每日优鲜信息技术有限公司)
8.	Tianjin Missfresh Commercial Factoring Co., Ltd. (天津每日优鲜商业保理有限公司)
9.	Tianjin Missfresh Financial Leasing Co. (天津每日优鲜融资租赁有限公司)
10.	Changshu Dingzhu Enterprise Management Service Co., Ltd. (常熟鼎铸企业管理服务有限公司)
11.	Missfresh (Changshu) Supply Chain Management Co., Ltd. (每日优鲜(常熟)供应链管理有限公司)
12.	Qingdao Missfresh E-Commerce Co., Ltd. (青岛每日优鲜电子商务有限公司)
13.	Changshu Missfresh E-Commerce Co., Ltd. (常熟每日优鲜电子商务有限公司)
14.	Changshu Meiri Technology Co., Ltd. (常熟每日科技有限公司)
15.	Qingdao Meiri Vegetable Market Technology Co., Ltd. (青岛每日菜场科技有限公司)
16.	Shanghai Missfresh E-Commerce Co., Ltd. (上海每日优鲜电子商务有限公司)
17.	Shenzhen Missfresh E-Commerce Co., Ltd. (深圳每日优鲜电子商务有限公司)
18.	Jiangsu Missfresh E-Commerce Co., Ltd. (江苏每日优鲜电子商务有限公司)
19.	Guangzhou Missfresh E-Commerce Co., Ltd. (广州每日优鲜电子商务有限公司)
20.	Zhejiang Missfresh E-Commerce Co., Ltd. (浙江每日优鲜电子商务有限公司)
21.	Wuhan Daily Fresh E-Commerce Co., Ltd. (武汉每一日优鲜电子商务有限公司)
22.	Tianjin MissFresh Trading Co., Ltd. (天津每日优鲜商贸有限公司)
23.	Jinan Tangculaxiang E-Commerce Co., Ltd. (济南糖醋辣香电子商务有限公司)
24.	Beijing Zhengxin Gewu Technology Co., Ltd. (北京正心格物科技有限公司)
25.	Jinan Missfresh Jisu Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司)
26.	Shanghai Missfresh Beiwei E-Commerce Co., Ltd. (上海每日优鲜北未电子商务有限公司)
27.	Jinan Yizhiniu Milk Industry Co., Ltd. (济南一只牛乳业有限公司)
28.	Jinan Missfresh Commercial Factoring Co., Ltd. (济南每日优鲜商业保理有限公司)
29.	Qingdao Sansheng Vegetable Technology Co., Ltd. (青岛三生菜业科技有限公司)
30.	Jiangsu Meiri Jiangnan Technology Co., Ltd. (江苏每日江南科技有限公司)
31.	Anhui Xiankuaiduo Vegetable Market Technology Co., Ltd. (安徽鲜快多菜市场有限公司)
32.	Xiamen Meiri Vegetable Market Technology Co., Ltd. (厦门每日菜场科技有限公司)
33.	Sichuan Meirixian Vegetable Market Technology Co., Ltd. (四川每日鲜菜科技有限公司)
34.	Qingdao Meiri Supply Chain Technology Co., Ltd. (青岛每日供应链科技有限公司)
35.	Qingdao Meiri Chengyun Technology Co., Ltd. (青岛每日城运科技有限公司)
36.	Qingdao Sansheng Supply Chain Co., Ltd. (青岛三生供应链有限公司)
37.	Qingdao Sansheng Animal Husbandry Technology Co., Ltd. (青岛三生牧业有限公司)
38.	Qingdao Sansheng Fruit Technology Co., Ltd. (青岛三生果业有限公司)
39.	Qingdao Sansheng Fishing Technology Co., Ltd. (青岛三生渔业有限公司)
40.	Sichuan Daily Henghui Technology Co., Ltd. (四川每日恒辉科技有限公司)
41.	Shexian Xiankuaiduo Vegetable Market Technology Co., Ltd.（歙县鲜快多菜市场有限公司）
42.	Shenzhen Daily Fuchen Technology Co. Ltd.（深圳每日富辰科技有限公司）

43.	Shenzhen Xiankuaiduo Technology Co. Ltd.（深圳鲜快多科技有限公司）
44.	Missfresh (Chengmai) Technology Co., Ltd. (每日优鲜（澄迈）科技有限公司)